NewsLine

November 20, 2015
TO ALL MEMBERS:

2015 BOARD OF DIRECTORS ELECTION RESULTS;
WILLIAM J. SMALL RE-ELECTED VICE CHAIRMAN

We are pleased to announce the results of the 2015 FHLB Cincinnati Board of Directors (Board) election. In this election, two Ohio Member Directors and two at-large Independent Directors were elected to the Board. All four directors will serve four-year terms commencing January 1, 2016, and expiring December 31, 2019.

We are also pleased to announce that director William J. Small has been re-elected by the Board as vice chair. Mr. Small, who is chairman of First Federal Bank of the Midwest in Defiance, Ohio, will serve a two-year term commencing January 1, 2016.

MEMBER DIRECTOR ELECTION RESULTS

Ohio
In Ohio, nine candidates including one incumbent director ran for the two open seats. The two candidates receiving the highest number of votes are elected to the Board. The election results are provided below.

Number of Ohio members voting: 219

Total eligible Ohio votes to be cast (per candidate): 4,560,975

Robert T. Lameier (Elected)

President/CEO
Miami Savings Bank, Miamitown
Total Votes Received: 1,538,712

Michael R. Melvin (Re-elected)

President/Director
Perpetual Federal Savings Bank, Urbana
Total Votes Received: 1,138,452

John J. Kuntz

President/CEO
American Savings Bank, fsb, Portsmouth
Total Votes Received: 564,424

Mary K. Snider

EVP/Secretary/Director
Fairfield Federal S&LA, Lancaster
Total Votes Received: 524,865

Timothy D. Ballinger

President/CEO
General Electric Credit Union, Cincinnati
Total Votes Received: 521,608

Shon B. Myers

Chairman/President/CEO
Farmers & Merchants Bank, Miamisburg
Total Votes Received: 502,481

Mark A. Klein

Chairman/President/CEO
The State Bank and Trust Co., Defiance
Total Votes Received: 329,182

Jeff D. Kniese

President/CEO
Greenville Federal, Greenville
Total Votes Received: 213,447

Dean A. Pielemeier

President/CEO
Abbey Credit Union, Inc., Vandalia
Total Votes Received: 181,859

INDEPENDENT DIRECTOR ELECTION RESULTS

In the at-large election of two Independent Directors, the Board nominated incumbent director Donald J. Mullineaux and Charles J. Ruma to run for these two open seats. Both candidates possess the experience and knowledge in the areas required of non-Public Interest Independent Directors including financial, risk, and organizational management. As shown below, both candidates exceeded the 20 percent minimum regulatory requirement of votes eligible to be cast and are therefore elected to the Board.

Number of members voting: 423
Total eligible votes to be cast (per candidate): 6,855,308

Donald J. Mullineaux (Re-elected)

Total Votes Received: 3,351,343
Percent of votes eligible to be cast: 48.9%

Charles J. Ruma (Re-elected)

Total Votes Received: 3,033,030
Percent of votes eligible to be cast: 44.2%

The director election results were ratified by the Board at its November 19 meeting. On behalf of the Board and staff, I would like to thank our members for participating in the director election and would also like to congratulate our newly elected and returning Directors.

Andrew S. Howell
President and CEO

www.fhlbcin.com